UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 19, 2024

LQR HOUSE INC.

(Exact name of registrant as specified in its charter)

Nevada	001-41778	86-1604197
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

6800 Indian Creek Dr. Suite 1E Miami Beach, Florida	33141
(Address of principal executive offices)	(Zip Code)

(786) 389-9771

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	LQR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Departure of Board Members

On December 19, 2024, immediately after the LQR House Inc. 2024 Annual Meeting of Stockholders (the “Annual Meeting”), James Huber resigned from the Board of Directors (the “Board”) of LQR House Inc., a Nevada corporation (the “Company”), effective immediately.

On December 19, 2024, immediately after the Annual Meeting, Gary Herman resigned from the Board effective immediately.

(d) Appointment of Board Members

On December 19, 2024, after the Annual Meeting, the Board appointed Mr. Lijun Chen and Dr. Jing Lu to fill the vacancies on the Board resulting from the resignations of Mr. Huber and Mr. Herman, effective as of December 19, 2024. The initial term as director for Mr. Chen and Dr. Lu will expire at the Company’s 2025 annual meeting of stockholders. Mr. Chen was also appointed to serve as the Chairman of the Board, a member of Audit Committee of the Board and a member of Nominating and Corporate Governance Committee of the Board. Dr. Lu was appointed to serve as a member of the Compensation Committee of the Board, a Chairperson of Nominating and Corporate Governance Committee of the Board and a Member of Audit Committee of the Board.

Neither Mr. Chen, nor Dr. Lu are a party to any transaction with the Company that would require disclosure under Item 404(a) of Regulation S-K. There are no arrangements or understandings between Mr. Chen, Dr. Lu and any other persons pursuant to which they were selected as directors.

On December 19, 2024 and immediately after the Annual Meeting, the Board appointed newly elected directors, Yilin Lu, to serve as a Chairman of Nominating and Corporate Governance Committee of the Board.

In connection with such director appointments and election of Mr. Yilin Lu and Mr. Hong Chung Yeung directors of the Company as a result of the Annual Meeting as discussed below, on December 19, 2024, the Company entered into independent director agreement with each of newly elected and appointed directors: Mr. Yilin Lu, Mr. Hong Chung Yeung, Mr. Lijun Chen and Dr. Jing Lu (each, the “Director Agreement”). Pursuant to the Director Agreement, each of abovementioned directors will be entitled to receive from the Company an annual cash fee of $36,000, to be paid in monthly installments, for their services as a director of the Board. Each of these directors shall also receive an equity compensation in a form of 50,000 restricted stock units (“RSUs”), vesting in eight (8) equal quarterly installments commencing in the first quarter of 2025, provided that such directors remain in continuous service of the Company on such dates. Pursuant to the Director Agreement, in the event of a public or private offering of the Company’s securities, and upon request of the Company, the underwriters or placement agents placing the Company’s securities, the directors agreed not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any securities of the Company that the director may own, other than those included in the registration, without the prior written consent of the Company or such underwriters or placing agents, as the case may be, for such period of time from the effective date of such registration as may be requested by the Company or such placement agent or underwriter.

The foregoing summary does not purport to be complete and is qualified in its entirety by a form of Director Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On December 19, 2024 at 2:00 p.m. (Eastern time), the Company held its virtual Annual Meeting.

A quorum was present for the Annual Meeting. At the Annual Meeting, six proposals were submitted to the stockholders for approval as set forth in the definitive Proxy Statement as filed with the U.S. Securities and Exchange Commission (the “SEC”) on November 26, 2024, as amended on December 5, 2024. As of the record date, October 30, 2024 a total of 7,202,893 shares of common stock of the Company (“Common Stock”) were issued and outstanding and entitled to vote. The holders of record of 4,095,518 shares of Common Stock were present in person or represented by proxy at said meeting. Such amounts represented approximately 56.85% of the Common Stock entitled to vote at such meeting and of the Company’s total voting power.

At the Annual Meeting, the stockholders approved six of the six proposals submitted. The votes on the proposals were cast as set forth below:

1.	Election of the eight nominees to the Board:

Name	Votes For	Votes Against	Withheld	Broker Non-Votes
Sean Dollinger	2,483,954	49,673	20,090	1,541,801
Alexandra Hoffman	2,477,996	45,695	30,026	1,541,801
Gary Herman	2,462,267	61,424	30,026	1,541,801
James Huber	2,477,046	46,642	30,029	1,541,801
James O’Brien	2,473,890	53,017	29,810	1,538,801
Hong Chun Yeung	2,472,033	51,499	30,185	1,541,801
Yilin Lu	2,467,015	56,736	29,966	1,541,801
David Lazar	2,485,885	47,739	20,093	1,541,801

Each director nominee was elected to serve as a director until the Company’s 2025 annual meeting of stockholders, or until such person’s successor is duly elected and qualified, or until such person’s earlier resignation, death, or removal. Due to the fact that directors are elected by a plurality of the votes cast, votes could only be cast in favor of or withheld from the nominees and thus votes against were not applicable.

Mr. Avraham Ben-Tzvi was not nominated for re-election and ceased to serve on the Board of the Company on December 19, 2024.

2.	The approval of the terms of (i) the Securities Purchase Agreement dated October 15, 2024, and (ii) the warrants to be issued pursuant to the terms of the agreement, in each case, to comply with Listing Rules 5635(b) and 5635(d) of The Nasdaq Stock Market LLC:

Votes For	Votes Against	Abstentions	Broker Non-Votes
2,471,516	78,211	3,990	1,541,801

The affirmative vote of the holders of a majority of the votes cast at the Annual Meeting in person or represented by proxy and entitled to vote was required for approval. The proposal was approved.

3.	The approval of an amendment to the 2021 Plan to increase the total number of shares subject to the 2021 Plan by an additional 2,928,750 shares:

Votes For	Votes Against	Abstentions	Broker Non-Votes
2,337,408	201,480	14,829	1,541,801

The affirmative vote of the holders of a majority of the votes cast at the Annual Meeting in person or represented by proxy and entitled to vote was required for approval. The proposal was approved.

4.	The approval of a Reverse Stock Split Amendment to the Articles of Incorporation to provide for a Reverse Stock Split of the common stock of the Company, that will be at a Split Ratio Range, the final determination of which shall be determined by the Board of Directors, and of authorization of the Board of Directors to effect the Reverse Stock Split at their discretion:

Votes For	Votes Against	Abstentions	Broker Non-Votes
3,314,088	780,259	1,166	5

The affirmative vote of the holders of a majority of the votes cast at the Annual Meeting in person or represented by proxy and entitled to vote was required for approval. The proposal was approved.

5.	The ratification of the selection by our Board of dbbmckennon as our independent auditor for the fiscal year ending December 31, 2024.
Votes For	Votes Against	Abstentions
3,856,215	226,109	13,194

The affirmative vote of the holders of a majority of the votes cast at the Annual Meeting in person or represented by proxy and entitled to vote was required for approval. The proposal was approved.

6.	The approval of the adjournment of the Annual Meeting, if necessary, to solicit additional proxies in the event there are not sufficient votes in favor of any of the proposals listed above at the time of the Annual Meeting:

Votes For	Votes Against	Abstentions	Broker Non-Votes
3,542,348	535,808	17,358	4

The affirmative vote of the holders of a majority of the votes cast at the Annual Meeting in person or represented by proxy and entitled to vote was required for approval. The proposal was approved.

Item 7.01. Regulation FD Disclosure.

On December 20, 2024, the Company issued a press release announcing the appointment of Board members described above. A copy of the release is furnished as Exhibit 99.1 and incorporated herein by reference.

The information under Item 7.01 of this Form 8-K and the Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, or incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in any such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Form of Independent Director Agreement, dated December 19, 2024
99.1	Press release of the Company dated December 20, 2024
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LQR HOUSE INC.

Dated: December 26, 2024	By:	/s/ Sean Dollinger
	Name:	Sean Dollinger
	Title:	Chief Executive Officer